                                                                    EXHIBIT 23.1



                              AUDITOR'S CONSENT




We have issued our report dated February 10, 1998, accompanying the consolidated financial statements and schedule included in the Prospectus and Registration Statement and incorporated by reference therein. We consent to the inclusion of such report and to the incorporation by reference of the aforementioned report in the Registration Statement of Windmere-Durable Holdings, Inc. on Form S-3, and to the use of our name as it appears under the caption "Experts."



                                   GRANT THORNTON LLP


Miami, Florida
June 25, 1998